NEWS RELEASE                                 FIRST
P. O. Box 228, Concord, NC 28026-0228        CHARTER
(704)786-3300*FAX (704)788-0445              CORPORATION



                                     For Information Call:
                                     Lawrence M. Kimbrough
                                     (704) 786-3300


FOR IMMEDIATE RELEASE
Concord, North Carolina
December 22, 1997


     First Charter Corporation, Concord, North Carolina, the holding company for First Charter National Bank and Bank of Union, announced that its merger transaction with Carolina State
Bank became effective today.

     In the transaction First Charter has acquired all of Carolina State Bank's outstanding capital stock in a tax-free transaction, and Carolina State Bank has been merged into First Charter National Bank, an existing subsidiary of First Charter Corporation. As previously announced, Carolina State Bank shareholders will receive 1.023 shares of the common stock of First Charter for each share of Carolina State Bank common stock.

The common stock of First Charter Corporation is traded on the Nasdaq National Market under the symbol "FCTR". For information, contact: Dean Witter Reynolds, Inc. (Larry Biggers, 1-800-786-0006), Interstate/Johnson Lane Corporation (Connie Bailey, 1-800-929-0747),
J.C. Bradford Co. (Carl Cline, 1-800-222-1082), Legg Mason Wood Walker Incorporated (A.Paul Newton, 1-800-628-5770), and Wheat, First Securities, Inc. (Robert Phillips, 1-800-289-2671).